SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 30, 2003

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On September 30, 2003, Dynegy Inc. (“Dynegy”) issued a press release announcing its intention to offer approximately $300 million aggregate principal amount of 9.875% second priority senior secured notes due 2010 (the “2010 Notes”) and 10.125% second priority senior secured notes due 2013 (the “2013 Notes” and, together with the 2010 Notes, the “Notes”), all to be issued by Dynegy Holdings Inc. (“DHI”) in a private placement transaction with a yield to maturity based on current market rates. The 2010 Notes and the 2013 Notes are additional issuances of DHI’s $525 million principal amount of existing 9.875% Second Priority Senior Secured Notes due 2010 (the “Issued 2010 Notes”) and $700 million principal amount of existing 10.125% Second Priority Senior Secured Notes due 2013 (the “Issued 2013 Notes” and, together with the Issued 2010 Notes, the “Issued Notes”). Each of the 2010 Notes and the 2013 Notes will be treated as a single class with the Issued 2010 Notes and Issued 2013 Notes, respectively, under the indenture governing the Issued Notes. The offering of the Notes is conditioned on the effectiveness of an amendment to DHI’s credit facility.

A copy of the Press Release further describing the proposed private placement transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits:

Exhibit No.	Document
99.1	Press release dated September 30, 2003

Item 9.    Regulation FD Disclosure

In connection with the offering of the Notes described in Item 5 of this report, Dynegy anticipates disclosing to prospective purchasers of the Notes the information set forth below, which is included herein for informational purposes and should not be deemed filed under the Securities Exchange Act of 1934, as amended.

Dynegy’s management hereby affirms its revised guidance estimate announced on August 13, 2003 of ($0.07) to $0.01 per share for Dynegy’s generation, natural gas liquids and regulated energy delivery segments. This guidance estimate includes corporate-level expenses, including the additional interest expense expected to be incurred in connection with the offering of the Notes. This guidance estimate excludes the results associated with Dynegy’s customer risk management business, which includes tolling contracts, and its discontinued operations, which includes Dynegy’s former communications business, as well as related exit costs. This guidance estimate also continues to exclude the non-cash, implied dividends associated with the Series B preferred stock previously held by ChevronTexaco, as well as the cumulative effect of changes in accounting principles.

As of September 25, 2003, Dynegy’s liquidity was $1.453 billion. This consisted of $722 million in cash and $1.1 billion in revolving bank credit, less $369 million in letters of credit posted against the line of credit. Total collateral posted, including cash and letters of credit, was $670 million.

Certain statements included in this Form 8-K are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the consummation of the private placement offering described above and management’s expectations for 2003 earnings per share from Dynegy’s generation, natural gas liquids and regulated energy delivery segments. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Specifically, Dynegy cannot assure you that its actual 2003 results will align with the guidance estimate set forth above or that the proposed private placement offering described above will be consummated. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2002, as amended, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, which are available free of charge on the SEC’s web site at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: September 30, 2003	By:	/S/ J. KEVIN BLODGETT

	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	Press release dated September 30, 2003